Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS STRONG FIRST QUARTER 2021 RESULTS

•	First quarter 2021 net income attributable to SXC was $16.5 million, or $0.20 per share

•	Adjusted EBITDA for the quarter was $70.6 million, up 14 percent, versus the prior year period and represents record first quarter performance

•	Operating cash flow was $64.8 million in the current period

•	Well positioned to achieve top end of full year 2021 Adjusted EBITDA guidance range of $215M to $230M

LISLE, Ill. (April 28, 2021) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for the first quarter 2021, reflecting the strong performance in both the Domestic Coke and Logistics segments.

“I would like to thank all the SunCoke employees for their continued commitment and contributions through a challenging period. The dedication of our team is clearly visible through our excellent safety performance, where we achieved zero recordable injuries during the first quarter, a record for our company. While continuing to follow CDC mandated guidelines, our cokemaking operations returned to full capacity and delivered excellent results. Our logistics segment delivered strong results handling more than two million tons of coal, and we also signed a new take-or-pay agreement to handle iron ore at CMT.” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy Inc. “We are very pleased to see our operations running at optimum levels, which is the key driver of our excellent financial results. Continued strength in steel and coal markets coupled with our first quarter results leads us to project full year results at the high end of our adjusted EBITDA guidance.”

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended March 31,
(Dollars in millions)	2021	2020	Increase (Decrease)
Revenues	$359.9	$382.7	$(22.8)
Net income attributable to SXC	$16.5	$4.9	$11.6
Adjusted EBITDA(1)	$70.6	$62.1	$8.5

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenue in the first quarter 2021 decreased $22.8 million compared to the prior year period, reflecting pass through of lower coal prices and lower volumes in our Domestic Coke segment partially offset by higher volumes in our Logistics segment.

Net income attributable to SXC increased $11.6 million from the prior year period driven by improved operating results in our Logistics segment discussed below. Net Income attributable to SXC also reflects lower income tax expense, which in the prior year period included expense for the revaluation of certain deferred tax assets due to lower apportioned state tax rates.

Adjusted EBITDA increased $8.5 million as compared to the prior year period primarily driven by higher volumes in the Logistics segment.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2021	2020	Increase (Decrease)
Revenues	$335.3	$365.2	$(29.9)
Adjusted EBITDA(1)	$63.5	$63.4	$0.1
Sales volumes (thousands of tons)	1,038	1,064	(26)
Adjusted EBITDA per ton(2)	$61.18	$59.59	$1.59

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues decreased $29.9 million largely due to pass through of lower coal costs as well as lower sales volumes driven by timing of shipments.

Adjusted EBITDA was reasonably consistent with the prior year period. Lower operating and maintenance cost and higher energy revenues offset the decrease in volume discussed above.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal (“CMT”), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2021	2020	Increase
Revenues	$16.1	$9.0	$7.1
Intersegment sales	$6.6	$6.6	$—
Adjusted EBITDA(1)	$10.9	$3.3	$7.6
Tons handled (thousands of tons)	5,300	4,214	1,086

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA increased by $7.1 million and $7.6 million, respectively, as compared to the same prior year period driven by the improved export coal market, which resulted in higher throughput volumes at CMT.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

Revenues and Adjusted EBITDA were $8.5 million and $4.5 million, respectively, during the first quarter 2021, which was comparable to revenues and Adjusted EBITDA of $8.5 million and $4.1 million, respectively, during the first quarter 2020.

Corporate and Other

Corporate and other expenses, which include activity from our legacy coal mining business, was $8.3 million during first quarter 2021, $0.4 million lower than $8.7 million during first quarter 2020 as a result of lower professional services and employee related costs as well as the absence of $0.8 million foundry related research and development costs incurred during 2020. These savings were largely offset by $1.7 million of period-over-period, mark-to-market adjustments in deferred compensation driven by changes in the Company’s share price during the three months ended March 31, 2021 as compared to the same prior year period.

2021 OUTLOOK

Our 2021 guidance is based on our Domestic Coke plants running at full capacity supported by export sales and foundry coke sales. It also assumes higher volumes at Logistics facilities as compared to 2020 results.

Our 2021 guidance is as follows:

•	Domestic Coke total production is expected to be approximately 4.1 million tons

•	Consolidated Adjusted EBITDA is expected to be $215 million to $230 million

•	Capital expenditures are projected to be approximately $80 million

•	Cash generated by operations is estimated to be between $160 million and $180 million

•	Cash taxes are projected to be between $5 million to $10 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by using the following link:

http://www.directeventreg.com/registration/event/7997750

Upon registration, each participant will be emailed a confirmation, dial-in details, and a registrant ID.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia and Brazil. We have more than 60 years of cokemaking experience serving the integrated steel industry. In addition, we provide export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke’s website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments and gain on extinguishment of debt. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic;

capital allocation strategy following the COVID-19-related outbreak; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward- looking statements.

SunCoke Energy, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$359.9	$382.7
Costs and operating expenses
Cost of products sold and operating expenses	274.0	304.4
Selling, general and administrative expenses	15.3	16.2
Depreciation and amortization expense	32.4	34.1

Total costs and operating expenses	321.7	354.7

Operating income	38.2	28.0
Interest expense, net	12.7	14.6
Gain on extinguishment of debt	—	(2.9)

Income before income tax expense	25.5	16.3
Income tax expense	7.3	10.4

Net income	18.2	5.9
Less: Net income attributable to noncontrolling interests	1.7	1.0

Net income attributable to SunCoke Energy, Inc.	$16.5	$4.9

Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.20	$0.06
Diluted	$0.20	$0.06
Weighted average number of common shares outstanding:
Basic	82.8	83.7
Diluted	83.5	83.9

SunCoke Energy, Inc.

Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$54.0	$48.4
Receivables, net	45.8	46.3
Inventories	136.1	126.6
Income tax receivable	1.7	5.5
Other current assets	6.7	2.9

Total current assets	244.3	229.7

Properties, plants and equipment (net of accumulated depreciation of $1065.3 million and $1032.9 million at March 31, 2021 and December 31, 2020, respectively)	1,304.9	1,328.0
Intangible assets, net	36.7	37.2
Deferred charges and other assets	19.2	18.5

Total assets	$1,605.1	$1,613.4

Liabilities and Equity
Accounts payable	$106.2	$104.1
Accrued liabilities	46.0	49.8
Current portion of financing obligation	3.0	3.0
Interest payable	13.0	2.0

Total current liabilities	168.2	158.9

Long-term debt and financing obligation	641.6	673.9
Accrual for black lung benefits	60.9	60.0
Retirement benefit liabilities	24.2	24.7
Deferred income taxes	162.4	159.3
Asset retirement obligations	11.7	11.4
Other deferred credits and liabilities	23.0	24.3

Total liabilities	1,092.0	1,112.5

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,382,357 and 98,177,941 shares at March 31, 2021 and December 31, 2020, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both March 31, 2021 and December 31, 2020	(184.0)	(184.0)
Additional paid-in capital	715.3	715.7
Accumulated other comprehensive loss	(17.7)	(17.1)
Retained deficit	(35.1)	(46.6)

Total SunCoke Energy, Inc. stockholders’ equity	479.5	469.0
Noncontrolling interest	33.6	31.9

Total equity	513.1	500.9

Total liabilities and equity	$1,605.1	$1,613.4

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$18.2	$5.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32.4	34.1
Deferred income tax expense	3.1	11.1
Payments in excess of expense for postretirement plan benefits	(0.4)	(0.5)
Share-based compensation expense	0.5	1.1
Gain on extinguishment of debt	—	(2.9)
Changes in working capital pertaining to operating activities:
Receivables, net	0.5	4.1
Inventories	(8.9)	(3.1)
Accounts payable	12.9	(22.8)
Accrued liabilities	(3.7)	(5.3)
Interest payable	11.0	11.9
Income taxes	3.8	(1.6)
Other	(4.6)	(5.2)

Net cash provided by operating activities	64.8	26.8

Cash Flows from Investing Activities:
Capital expenditures	(20.1)	(22.8)

Net cash used in investing activities	(20.1)	(22.8)

Cash Flows from Financing Activities:
Repayment of long-term debt	—	(8.9)
Proceeds from revolving facility	161.8	247.2
Repayment of revolving facility	(194.1)	(90.5)
Repayment of financing obligation	(0.7)	(0.7)
Dividends paid	(5.1)	(5.0)
Shares repurchased	—	(7.0)
Other financing activities	(1.0)	(0.4)

Net cash (used in) provided by financing activities	(39.1)	134.7

Net increase in cash and cash equivalents	5.6	138.7
Cash and cash equivalents at beginning of period	48.4	97.1

Cash and cash equivalents at end of period	$54.0	$235.8

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of $0.1 million and zero, respectively	$0.5	$1.6
Income taxes paid	$0.4	$0.9

SunCoke Energy, Inc.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2021 and 2020, respectively:

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$335.3	$365.2
Brazil Coke	8.5	8.5
Logistics	16.1	9.0
Logistics intersegment sales	6.6	6.6
Elimination of intersegment sales	(6.6)	(6.6)

Total sales and other operating revenues	$359.9	$382.7

Adjusted EBITDA(1):
Domestic Coke	$63.5	$63.4
Brazil Coke	4.5	4.1
Logistics	10.9	3.3
Corporate and Other(2)	(8.3)	(8.7)

Total Adjusted EBITDA	$70.6	$62.1

Coke Operating Data:
Domestic Coke capacity utilization	101%	101%
Domestic Coke production volumes (thousands of tons)	1,036	1,069
Domestic Coke sales volumes (thousands of tons)	1,038	1,064
Domestic Coke Adjusted EBITDA per ton(3)	$61.18	$59.59
Brazilian Coke production—operated facility (thousands of tons)	417	410
Logistics Operating Data:
Tons handled (thousands of tons)	5,300	4,214

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)

Corporate and Other includes activity from our legacy coal mining business, which contributed Adjusted EBITDA losses of $1.9 million and $2.1 million during the three months ended March 31, 2021 and 2020, respectively. Additionally, Corporate and Other includes foundry related research and development costs of $0.8 million during the three months ended March 31, 2020.

(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions)
Net income attributable to SunCoke Energy, Inc.	$16.5	$4.9
Add: Net income attributable to noncontrolling interests	1.7	1.0

Net income	$18.2	$5.9

Add:
Depreciation and amortization expense	32.4	34.1
Interest expense, net	12.7	14.6
Gain on extinguishment of debt	—	(2.9)
Income tax expense	7.3	10.4

Adjusted EBITDA	70.6	62.1

Subtract: Adjusted EBITDA attributable to noncontrolling interests(1)	2.6	2.0

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$68.0	$60.1

(1)	Reflects noncontrolling interest in Indiana Harbor.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Estimated 2021 Net Income

to Estimated Consolidated Adjusted EBITDA

	2021
	Low	High
	(Dollars in millions)
Net income	$15	$35
Add:
Depreciation and amortization expense	137	133
Interest expense, net	55	50
Income tax expense	8	12

Adjusted EBITDA	$215	$230

Subtract: Adjusted EBITDA attributable to noncontrolling interest(1)	9	9

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$206	$221

(1)	Reflects noncontrolling interest in Indiana Harbor.